Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter Fiscal Year 2022

BOSTON, MA (August 2, 2022) – Brightcove Inc. (Nasdaq: BCOV), the trusted leader in streaming technology, today announced financial results for the second quarter ended June 30, 2022.

“Brightcove’s second quarter revenue and profitability once again exceeded the high end of our guidance range. In my first 100 days with the company, we have developed a comprehensive plan that will leverage the strength of our online streaming platform with new innovation and solutions that will enable any company, brand or creator to own their digital future,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

DeBevoise added, “Brightcove’s vision is to be the most trusted streaming technology company in the world. I am confident that we have the right team and strategy in place to deliver on this vision and accelerate Brightcove’s revenue and profitability in the years ahead.”

Second Quarter 2022 Financial Highlights:

•

Revenue for the second quarter of 2022 was $54.4 million, an increase of 6% compared to $51.5 million for the second quarter of 2021. Subscription and support revenue was $53.0 million, an increase of 9% compared to $48.6 million for the second quarter of 2021.

•

Gross profit for the second quarter of 2022 was $35.7 million, representing a gross margin of 66% compared to a gross profit of $34.2 million, representing a gross margin of 67% for the second quarter of 2021. Non-GAAP gross profit for the second quarter of 2022 was $36.4 million, representing a non-GAAP gross margin of 67%, compared to a non-GAAP gross profit of $34.9 million, representing a non-GAAP gross margin of 68% for the second quarter of 2021. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Income from operations was $703 thousand for the second quarter of 2022, compared to income from operations of $590 thousand for the second quarter of 2021. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $5.3 million for the second quarter of 2022, compared to non-GAAP operating income of $4.2 million during the second quarter of 2021.

•

Net loss was $301 thousand, or a loss of $0.01 per diluted share, for the second quarter of 2022. This compares to a net income of $870 thousand, or $0.02 per diluted share, for the second quarter of 2021. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $4.3 million for the second quarter of 2022, or $0.10 per diluted share, compared to non-GAAP net income of $4.5 million for the second quarter of 2021, or $0.11 per diluted share.

•

Adjusted EBITDA was $6.7 million for the second quarter of 2022, compared to adjusted EBITDA of $5.6 million for the second quarter of 2021. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $9.9 million for the second quarter for 2022, compared to cash flow provided by operations of $8.0 million for the second quarter of 2021.

•

Free cash flow was $2.4 million after the company invested $7.5 million in capital expenditures and capitalization of internal-use software during the second quarter of 2022. Free cash flow was $5.7 for the second quarter of 2021.

•	Cash and cash equivalents were $27.8 million as of June 30, 2022 compared to $45.7 million on December 31, 2021.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $98,000 in the second quarter of 2022, excluding starter customers who had average annualized revenue of $3,900 per customer. The average annual subscription revenue per premium customer compares to $92,200 in the second quarter of 2021.

•	Recurring dollar retention rate was 84% in the second quarter of 2022, versus our historical target of the low to mid-90 percent range.

•	Net revenue retention in the quarter was 95%, which compares to 98% in the first quarter of 2022 and 98% in the second quarter of 2021.

•	Ended the second quarter of 2022 with 2,937 customers, of which 2,301 were premium.

•

New customers and customers who expanded their relationship during the second quarter of 2022 include: The Academy of Motion Picture Arts and Sciences, TVB USA, Gaia, GoalCast and L3Harris Technologies, among others.

•

Appointed David Beck as its first Chief Strategy and Corporate Development Officer. Beck brings two decades of experience in strategy, operations, and business development at elite digital brands, most recently having served as the Executive Vice President, Head of Content Strategy and Business Operations at AMC. At AMC, Beck led the strategy to accelerate AMC’s streaming business model transformation, including its integrated Linear, SVOD (AMC+), and AVOD/FAST services and partnerships for B2B and DTC distribution. He also drove the modernization of its core operations across AMC, BBC America, Sundance TV, IFC, and WE TV.

•

Appointed Dan Freund as its Chief Revenue Officer. Freund brings more than 25 years of global leadership experience in leading commercial sales and fueling revenue growth for enterprise software companies. Most recently, Freund served as the Chief Revenue Officer for Brandwatch, a data-driven digital consumer intelligence company. Prior to Brandwatch, Freund served as Chief Sales Officer for Quickbase, an application development platform, where he grew recurring revenue by over 50% in less than two years.

•

Announced Trisha Stiles as its new Chief People Officer. Stiles brings over 20 years of experience leading human resources for Fortune 500 companies, including Tableau, a Salesforce Business Unit, CBS Interactive, and NBC Universal. In this role, Stiles will work to strengthen and amplify Brightcove’s organizational structure, talent development, and culture. She will assume her responsibilities on August 29.

Business Outlook

Based on information as of today, August 2, 2022, the Company is issuing the following financial guidance.

Third Quarter 2022:

•	Revenue is expected to be in the range of $52.0 million to $53.0 million, including approximately $1.7 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $1.2 million to $2.2 million, which excludes stock-based compensation of approximately $3.5 million and the amortization of acquired intangible assets of approximately $0.7 million.

•

Adjusted EBITDA is expected to be in the range of $3.3 million to $4.3 million, which excludes stock-based compensation of approximately $3.5 million, the amortization of acquired intangible assets of approximately $0.7 million, depreciation expense of approximately $2.1 million, and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.02 to $0.04, which excludes stock-based compensation of approximately $3.5 million, the amortization of acquired intangible assets of approximately $0.7 million, and assumes approximately 42.3 million weighted-average shares outstanding.

Full Year 2022:

•	Revenue is expected to be in the range of $211.0 million to $215.0 million, including approximately $6.6 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $11.0 million to $14.0 million, which excludes stock-based compensation of approximately $13.9 million, the amortization of acquired intangible assets of approximately $3.0 million, merger-related expense of approximately $0.7 million, and other expenses of $1.1 million.

•

Adjusted EBITDA is expected to be in the range of $18.0 million to $21.0 million, which excludes stock-based compensation of approximately $13.9 million, merger-related expense of approximately $0.7 million, other expenses of $1.1 million, the amortization of acquired intangible assets of approximately $3.0 million, depreciation expense of approximately $7.0 million, and other income/expense and the provision for income taxes of approximately $1.3 million.

•

Non-GAAP earnings per diluted share is expected to be $0.23 to $0.30, which excludes stock-based compensation of approximately $13.9 million, the amortization of acquired intangible assets of approximately $3.0 million, merger-related expense of approximately $0.7 million, other expenses of $1.1 million and assumes approximately 42.2 million weighted-average shares outstanding.

Earnings Stream Information

Brightcove earnings will be streamed on August 2, 2022, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure video technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 80 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on Twitter, LinkedIn, and Facebook.

Visit www.brightcove.com. Brightcove. Video that means business™

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter and full year 2022, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including on our business operations and broader conditions, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expenses, and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related expenses, and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$27,804	$45,739
Accounts receivable, net of allowance	32,567	29,866
Prepaid expenses and other current assets	21,262	18,625

Total current assets	81,633	94,230
Property and equipment, net	32,538	20,514
Operating lease right-of-use asset	19,048	24,891
Intangible assets, net	12,088	9,276
Goodwill	74,837	60,902
Other assets	6,465	6,655

Total assets	$226,609	$216,468

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,956	$11,039
Accrued expenses	22,907	20,925
Operating lease liability	2,595	2,600
Deferred revenue	64,567	62,057

Total current liabilities	102,025	96,621
Operating lease liability, net of current portion	20,970	22,801
Other liabilities	877	786

Total liabilities	123,872	120,208
Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	308,307	298,793
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,762)	(662)
Accumulated deficit	(202,979)	(201,041)

Total stockholders’ equity	102,737	96,260

Total liabilities and stockholders’ equity	$226,609	$216,468

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Subscription and support revenue	$52,988	$48,602	$104,589	$99,441
Professional services and other revenue	1,459	2,870	3,237	6,848

Total revenue	54,447	51,472	107,826	106,289
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,943	14,756	33,925	30,434
Cost of professional services and other revenue	1,761	2,468	3,759	5,958

Total cost of revenue	18,704	17,224	37,684	36,392

Gross profit	35,743	34,248	70,142	69,897

Operating expenses: (1) (2)
Research and development	8,372	7,855	16,609	16,139
Sales and marketing	17,961	18,130	36,249	34,279
General and administrative	8,554	7,418	16,643	14,477
Merger-related	153	255	747	255
Other expense (benefit)	—	—	1,149	(1,965)

Total operating expenses	35,040	33,658	71,397	63,185

Income (loss) from operations	703	590	(1,255)	6,712
Other (expense) income, net	(825)	117	(1,212)	(618)

(Loss) income before income taxes	(122)	707	(2,467)	6,094
Loss (benefit) from provision for income taxes	179	(163)	(529)	94

Net (loss) income	$(301)	$870	$(1,938)	$6,000

Net (loss) income per share—basic and diluted
Basic	$(0.01)	$0.02	$(0.05)	$0.15
Diluted	(0.01)	0.02	(0.05)	0.14

Weighted-average shares—basic and diluted
Basic	41,723	40,615	41,580	40,386
Diluted	41,723	42,209	41,580	42,391
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$144	$187	$253	$344
Cost of professional services and other revenue	139	118	258	186
Research and development	935	531	1,657	853
Sales and marketing	899	762	1,842	1,499
General and administrative	1,527	1,011	2,864	2,019
Other expense (benefit)	—	—	249	—
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$376	$336	$780	$671
Sales and marketing	416	407	829	838

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
Operating activities	2022	2021
Net (loss) income	$(1,938)	$6,000
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,227	4,278
Stock-based compensation	7,123	4,901
Provision for reserves on accounts receivable	70	276
Changes in assets and liabilities:
Accounts receivable	(2,394)	(2,634)
Prepaid expenses and other current assets	(2,612)	(1,337)
Other assets	161	(1,000)
Accounts payable	(834)	105
Accrued expenses	(1,183)	(6,053)
Operating leases	4,007	(960)
Deferred revenue	2,630	3,801

Net cash provided by operating activities	9,257	7,377

Investing activities
Cash paid for acquisition, net of cash acquired	(13,215)	—
Purchases of property and equipment, net of returns	(5,791)	(808)
Capitalization of internal-use software costs	(6,479)	(2,977)

Net cash used in investing activities	(25,485)	(3,785)

Financing activities
Proceeds from exercise of stock options	100	1,980
Deferred acquisition payments	—	(475)
Other financing activities	(7)	(1,348)

Net cash provided by financing activities	93	157

Effect of exchange rate changes on cash and cash equivalents	(1,800)	(834)

Net increase in cash and cash equivalents	(17,935)	2,915
Cash and cash equivalents at beginning of period	45,739	37,472

Cash and cash equivalents at end of period	$27,804	$40,387

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Income (Loss) From Operations, GAAP Net (Loss) Income and GAAP Net (Loss) Income Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income and Non-GAAP Net Income Per Share

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GROSS PROFIT:
GAAP gross profit	$35,743	$34,248	$70,142	$69,897
Stock-based compensation expense	283	305	511	530
Amortization of acquired intangible assets	376	336	780	671

Non-GAAP gross profit	$36,402	$34,889	$71,433	$71,098

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$703	$590	$(1,255)	$6,712
Stock-based compensation expense	3,644	2,609	6,874	4,901
Amortization of acquired intangible assets	792	743	1,609	1,509
Merger-related	153	255	747	255
Other expense (benefit)	—	—	1,149	(1,965)

Non-GAAP income from operations	$5,292	$4,197	$9,124	$11,412

NET INCOME (LOSS):
GAAP net (loss) income	$(301)	$870	$(1,938)	$6,000
Stock-based compensation expense	3,644	2,609	6,874	4,901
Amortization of acquired intangible assets	792	743	1,609	1,509
Merger-related	153	255	747	255
Other expense (benefit)	—	—	1,149	(1,965)

Non-GAAP net income	$4,288	$4,477	$8,441	$10,700

GAAP diluted net (loss) income per share	$(0.01)	$0.02	$(0.05)	$0.14

Non-GAAP diluted net income per share	$0.10	$0.11	$0.20	$0.25

Shares used in computing GAAP diluted net (loss) income per share	41,723	42,209	41,580	42,391
Shares used in computing Non-GAAP diluted net income per share	41,975	42,209	41,983	42,391

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income	$(301)	$870	$(1,938)	$6,000
Other expense, net	825	(117)	1,212	618
Provision for income taxes	179	(163)	(529)	94
Depreciation and amortization	2,166	2,115	4,227	4,278
Stock-based compensation expense	3,644	2,609	6,874	4,901
Merger-related	153	255	747	255
Other expense (benefit)	—	—	1,149	(1,965)

Adjusted EBITDA	$6,666	$5,569	$11,742	$14,181